UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

FALCON’S BEYOND GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41833	92-0261853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1768 Park Center Drive

Orlando, FL 32835
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (407) 909-9350

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FBYD	The Nasdaq Stock Market LLC
Warrants to purchase 1.034999 shares of Class A common stock, at an exercise price of $11.50 per share	FBYDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On December 16, 2024, Falcon’s Beyond Global, Inc. (the “Company”) issued a press release announcing it filed a definitive Schedule 14C Information Statement with the U.S. Securities and Exchange Commission describing the mandatory exchange of the Company’s outstanding warrants (the “Warrants”) on October 6, 2028 for shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) at an exchange ratio of 0.25 shares of Class A Common Stock per Warrant. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated by reference herein.

The information being furnished in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit Number	Description
99.1	Press Release dated December 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2024	FALCON’S BEYOND GLOBAL, INC.

	By:	/s/ Bruce A. Brown
	Name:	Bruce A. Brown
	Title:	Chief Legal Officer and Corporate Secretary

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